UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2021

DATA STORAGE CORPORATION

(Exact name of registrant as specified in its charter)

 (Former Name of Registrant)

Nevada	001-35384	98-0530147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

48 South Service Road

Melville, New York 11747

(Address of principal executive offices) (zip code)

212-564-4922

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DTST	The Nasdaq Capital Market

Warrants to purchase shares of Common Stock, par value $0.001 per share	DTSTW	The Nasdaq Capital Market

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On May 13, 2021, Data Storage Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Maxim Group LLC, as representative of the several underwriters (the “Representative”), for an underwritten public offering (the “Offering”) of an aggregate of 1,600,000 units (the “Units), each consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), together with one warrant to purchase one share of Common Stock (each a “Warrant” and collectively, the “Warrants”) at an exercise price equal to $7.425 per share of Common Stock.

The public offering price was $6.75 per Unit and the underwriters agreed to purchase 1,600,000 Units at a 7.5% discount to the public offering price. The Company granted the Representative a 45-day option to purchase an additional 240,000 shares of Common Stock and/or an additional 240,000 Warrants, in any combination thereof, to cover over-allotments, if any. On May 15, 2021, the Representative partially exercised the over-allotment option to purchase an additional 240,000 Warrants to purchase 240,000 shares of Common Stock. The Offering closed on May 18, 2021.The gross proceeds from the Offering were approximately $10.8 million, or approximately $12.4 million if the Representative exercises in full its over-allotment option, before deducting underwriting discounts and commissions and other Offering expenses.

Pursuant to the Underwriting Agreement, the Company agreed to issue to the Representative, as a portion of the underwriting compensation payable to the Representative, warrants to purchase up to a total of 80,000 shares of Common Stock (the “Representative’s Warrants”). The Representative’s Warrants are exercisable at $7.425 per share, are initially exercisable 180 days from the commencement of sales of the securities issued in connection with the Offering, or November 14, 2021, and have a term of five years from their initial issuance date, or May 18, 2026. Pursuant to FINRA rules, the Representative’s Warrants are subject to a lock-up agreement pursuant to which the Representative will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the beginning on the date of commencement of sales of the securities issued in connection with this offering.

The Shares and Warrants were issued pursuant to: (i) the Company’s registration statement on Form S-1 (File No. 333-253056) (as amended through the date hereof) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) and declared effective on May 13, 2021 and (ii) the Company’s registration statement on Form S-1 MEF (File No. 333-256111) filed by the Company with the Commission under Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon its filing on May 13, 2021. A final prospectus dated May 13, 2021 relating to the Offering was filed with the Commission on May 17, 2021.

In connection with the Offering, the Company’s common stock and warrants were approved for listing on the Nasdaq Capital Market under the symbols “DTST” and “DTSTW”, respectively, and began trading on May 14, 2021.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, the Company has agreed to indemnify the underwriters for losses, expenses and damages arising out of or in connection with the Offering, including for liabilities under the Securities Act, or contribute to payments the underwriters may be required to make with respect to these liabilities.

Pursuant to the Underwriting Agreement, subject to certain exceptions, each director and executive officer of the Company and certain of its stockholders have agreed to a 180-day “lock-up” from the date of the closing of the Offering of shares of Common Stock that they beneficially own, and the Company agreed to a 120-day “lock-up”, not to offer, sell, contract to sell, pledge or otherwise dispose of any shares of Common Stock or securities convertible into Common Stock, without first obtaining the consent of the Representative.

In addition, on May 18, 2021, the Company entered into a Warrant Agency Agreement (the “Warrant Agreement”) with VStock Transfer LLC pursuant to which VStock Transfer LLC agreed to act as warrant agent with respect to the Warrants.

The foregoing summaries of the Underwriting Agreement, the Representative’s Warrant, the Warrants and the Warrant Agreement do not purport to be complete and are qualified in their entirety by such documents attached hereto as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, each incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 18, 2021, Chris H. Panagiotakos commenced service as the Company’s Chief Financial Officer pursuant to an Offer Letter, dated April 28, 2021, with the Company (the “Offer Letter”). The Offer Letter provides that Mr. Panagiotakos will receive an annual base salary of $200,000 and have an opportunity to earn a performance bonus of up to $50,000 per year.

Mr. Panagiotakos. age 48, served as the Vice President, Corporate Controller of Cinedigm Corp. (CIDM: Nasdaq Global Market) from April 2017 until March 2021, where he was responsible for the company’s accounting function, oversight of the company’s external audit, compliance and controls in addition to staff training and development. Cinedigm Corp. is an American entertainment company headquartered in Los Angeles, California and its businesses encompass digital cinema, streaming channels, content marketing, and distribution. Prior to becoming Vice President, Corporate Controller of Cinedigm Corp, he served as their Corporate Assistant Controller from October 2013 to April 2017. From September 2004 to October 2013, Mr. Panagiotakos served in various capacities in the accounting department at Young Broadcasting Inc., including as Controller of one its divisions and Assistant Corporate Controller. Mr. Panagiotakos has over 23 years in public company accounting experience and he brings a broad range of experience related to public company accounting matters. Mr. Panagiotakos holds a Bachelor of Business Administration in Accounting from Bernard M. Baruch College, a Masters of Business Administration from Texas A&M University-Commerce, and is a Certified Public Accountant.

There are no family relationships between Mr. Panagiotakos and any of the Company’s directors or executive officers. In addition, Mr. Panagiotakos is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the terms of the Offer Letter is qualified in its entirety by reference to the provisions of the Offer Letter, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 8.01.     Other Events.

The Company issued a press release on May 13, 2021 announcing the pricing of the Offering. A copy of the pricing press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Company also issued a press release on May 18, 2021 announcing the closing of the Offering. A copy of the closing press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

In addition, the Company’s previously announced reverse stock split of the outstanding common stock and treasury stock of the Company at a ratio of 1-for-40 became effective as of 12:01 a.m. (Eastern Time) on May 14, 2021.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated May 13, 2021, by and between the Company and Maxim Group LLC, as representative of the underwriters
4.1	Representative’s Warrant dated May 18, 2021
4.2	Form of Common Stock Warrant
4.3	Warrant Agency Agreement, dated May 18, 2021, by and between the Company and VStock Transfer LLC
10.1	Offer Letter entered into between Data Storage Corporation and Chris H. Panagiotakos (Incorporated herein by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on April 28, 2021 (File Number 333-253056)).
99.1	Press release of Data Storage Corporation, dated May 13, 2021
99.2	Press release of Data Storage Corporation, dated May 18, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATA STORAGE CORPORATION

Date: May 18, 2021	By:	/s/ Charles M. Piluso
Charles M. Piluso
Chief Executive Officer